The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 21, 2022

Citigroup Global Markets Holdings Inc.	January----, 2022 Medium-Term Senior Notes, Series N Pricing Supplement No. 2022—USNCH10461 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

PLUS Based on a Basket of Four Underliers Due March ----, 2023

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket (the “basket”) consisting of the Financial Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, each a “basket component,” from the initial basket level to the final basket level.

▪	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for that feature, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components or the stocks included in the basket components. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Price*
	Financial Select Sector SPDR® Fund (ticker symbol: “XLF”)	25%	$
	Health Care Select Sector SPDR® Fund (ticker symbol: “XLV”)	25%	$
	Industrial Select Sector SPDR® Fund (ticker symbol: “XLI”)	25%	$
	Technology Select Sector SPDR® Fund (ticker symbol: “XLK”)	25%	$

The Financial Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are each an “ETF.”

* The initial component price for each basket component will be its closing price on the pricing date

Aggregate stated principal amount:		$
Stated principal amount:		$10.00 per security
Pricing date:		January , 2022 (expected to be January 31, 2022)
Issue date:		February , 2022 (expected to be February 3, 2022)
Valuation date:		February , 2023 (expected to be February 28, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:		March , 2023 (expected to be March 3, 2023)
Payment at maturity:

For each $10.00 stated principal amount security you hold at maturity:

▪  If the final basket level is greater than the initial basket level:
$10.00 + the leveraged return amount, subject to the maximum return at maturity

▪  If the final basket level is less than or equal to the initial basket level:
$10.00 + ($10.00 × the basket return)

If the final basket level is less than the initial basket level, your payment at maturity will be less, and possibly significantly less, than the $10.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial basket level:		100
Final basket level:		100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:		For each basket component, its weighting multiplied by its component return
Component return:		For each basket component: (final component price – initial component price) / initial component price
Final component price:		For each basket component, its closing price on the valuation date.
Basket return:		(i) The final basket level minus the initial basket level, divided by (ii) the initial basket level
Leveraged return amount:		$10.00 × the basket return × the leverage factor
Leverage factor:		300.00%
Maximum return at maturity:		$1.35 per security (13.50% of the stated principal amount). The payment at maturity per security will not exceed $10.00 plus the maximum return at maturity.
Listing:		The securities will not be listed on any securities exchange
CUSIP / ISIN:		17330L546 / US17330L5460
Underwriter:		Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.175(2)	$9.775
$0.05(3)
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $9.145 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.175 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-09 dated May 11, 2021         Underlying Supplement No. 10 dated May 11, 2021

Prospectus and Prospectus Supplement each dated May 11, 2021

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the basket components. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. With respect to each basket component, its initial component price is a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price for each of the basket components is subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

January 2022	PS-2

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns, subject to the maximum return at maturity, for a limited range of potential appreciation of the basket;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return at maturity, while using fewer dollars by taking advantage of the leverage factor.

If the final basket level is less than the initial basket level, the securities are exposed on a 1-to-1 basis to the percentage of that decline. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Leverage factor:	300.00%, subject to the maximum return at maturity. The leverage factor applies only if the final basket level is greater than the initial basket level.
Maximum return at maturity:	$1.35 per security (13.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to 300.00% of the appreciation of the basket, provided that investors will not receive a payment at maturity in excess of the maximum payment at maturity, which will be $11.35 per security. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum return at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the basket from the initial basket level. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket components within a limited range of positive performance.
Upside Scenario:	If the final basket level is greater than the initial basket level, the payment at maturity for each security will be equal to the $10.00 stated principal amount plus the leveraged return amount, subject to the maximum return at maturity of $1.35 per security (13.50% of the stated principal amount). For example, if the final basket level is 3% greater than the initial basket level, the securities will provide a total return of 9% at maturity.
Downside Scenario:	If the final basket level is less than the initial basket level, you will lose 1% for every 1% decline in the level of the basket from the initial basket level and the payment at maturity will be less than the stated principal amount. For example, if the final basket level is 30% less than the initial basket level, you will receive a payment at maturity of $7.00 per security, or 70% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends that may be paid on the basket components or the stocks included in the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

January 2022	PS-3

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

PLUS Payment at Maturity Diagram

■ The Securities	■ The Basket

Your actual payment at maturity per security will depend on the actual final basket level, which will depend on the actual closing price of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 101.25 (a 1.25% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
Financial Select Sector SPDR® Fund	3%	25%	0.75%
Health Care Select Sector SPDR® Fund	-5%	25%	-1.25%
Industrial Select Sector SPDR® Fund	5%	25%	1.25%
Technology Select Sector SPDR® Fund	2%	25%	0.50%
Sum of hypothetical weighted component returns:			1.25%

Hypothetical final basket level             = 100 × (1 + sum of hypothetical weighted component returns)

= 100 × (1 + 1.25%)

= 100 × 1.0125

January 2022	PS-4

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

= 101.25

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $1.35 per security

= $10 + ($10 × the basket return × the leverage factor), subject to the maximum return at maturity of $1.35 per security

= $10 + ($10 × 1.25% × 300.00%), subject to the maximum return at maturity of $1.35 per security

= $10 + $0.375, subject to the maximum return at maturity of $1.35 per security

= $10.375

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $0.375 per security results in a total return at maturity of 3.75%, which is less than the maximum return at maturity of 13.50%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the leveraged return amount, or $10.375 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 131.25 (a 31.25% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
Financial Select Sector SPDR® Fund	30%	25%	7.50%
Health Care Select Sector SPDR® Fund	40%	25%	10.00%
Industrial Select Sector SPDR® Fund	20%	25%	5.00%
Technology Select Sector SPDR® Fund	35%	25%	8.75%
Sum of hypothetical weighted component returns:			31.25%

Hypothetical final basket level             = 100 × (1 + sum of hypothetical weighted component returns)

= 100 × (1 + 31.25%)

= 100 × 1.3125

= 131.25

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $1.35 per security

= $10 + ($10 × the basket return × the leverage factor), subject to the maximum return at maturity of $1.35 per security

= $10 + ($10 × 31.25% × 300.00%), subject to the maximum return at maturity of $1.35 per security

= $10 + $9.375, subject to the maximum return at maturity of $1.35 per security

= $11.35

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $9.375 per security would result in a total return at maturity of 93.75%, which is greater than the maximum return at maturity of 13.50%, your payment at maturity in this scenario would equal the maximum payment at maturity of $11.35 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
Financial Select Sector SPDR® Fund	-80%	25%	-20.00%
Health Care Select Sector SPDR® Fund	-70%	25%	-17.50%
Industrial Select Sector SPDR® Fund	-60%	25%	-15.00%
Technology Select Sector SPDR® Fund	-70%	25%	-17.50%
Sum of hypothetical weighted component returns:			-70.00%

Hypothetical final basket level             = 100 × (1 + sum of hypothetical weighted component returns)

= 100 × (1 + -70.00%)

= 100 × 0.30

January 2022	PS-5

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

= 30.00

Payment at maturity per security = $10 + ($10 × the basket return)

= $10 + ($10 × -70.00%)

= $10 + -$7.00

= $3.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

January 2022	PS-6

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 13.50%, which is equivalent to a maximum return at maturity of $1.35 per security and would result in a maximum payment at maturity of $11.35 per security. Taking into account the leverage factor, any increase in the final basket level over the initial basket level by more than approximately 4.50% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components or the stocks included in the basket components.

▪	Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends on the closing prices of the basket components solely on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing prices of the basket components over the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with

January 2022	PS-7

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices of the basket components and a number of other factors, including the price and volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components or the stocks included in the basket components, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not

January 2022	PS-8

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of one or more of the other basket components.

▪	The basket components may be highly correlated in decline. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the basket components, or engaging in transactions in them, and any such action could adversely affect the value of the basket components. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	The Industrial Select Sector SPDR® Fund is subject to risks associated with the industrial sector. All or substantially all of the equity securities held by the Industrial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the industrial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements, which may result from changes in the economy, fuel prices, labor agreements and insurance costs. These factors could affect the industrial sector and could affect the value of the equity securities held by the Industrial Select Sector SPDR® Fund and the price of the Industrial Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The Health Care Select Sector SPDR® Fund is subject to risks associated with the health care sector. All or substantially all of the securities held by the Health Care Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the Health Care Select Sector SPDR® Fund and the value of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past. The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders. As a result of this distribution, the Financial Select Sector SPDR® Fund no

January 2022	PS-9

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund.  We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund.  It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Financial Select Sector SPDR® Fund is subject to risks associated with the financial services sector. All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

▪	The Financial Select Sector SPDR® Fund may be disproportionately affected by the performance of a small number of stocks. Approximately 41% of the Financial Select Sector SPDR® Fund is invested in just five stocks – Berkshire Hathaway Inc. Class B, JPMorgan Chase & Co., Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

▪	Citigroup Inc. is an issuer of equity securities held by the Financial Select Sector SPDR® Fund. Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

January 2022	PS-10

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	The index tracked by the Technology Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Technology Select Sector SPDR® Fund will differ in important ways from the index tracked by the Technology Select Sector SPDR® Fund in the past. The Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Technology Select Sector Index would be reconstituted by eliminating the stocks of the telecommunication services industry group, the internet software & services sub-industry, the home entertainment software sub-industry and companies operating online marketplaces for consumer products and services (“communication services stocks”). The Technology Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Technology Select Sector SPDR® Fund. As a result, the Technology Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Technology Select Sector SPDR® Fund is less diversified and is more concentrated in the information technology sector than it was before this change to its portfolio.

After the rebalance date, the Technology Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date. When evaluating the historical performance of the Technology Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Technology Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Technology Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Technology Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Technology Select Sector SPDR® Fund described above represent a significant change in the nature of the Technology Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Technology Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Technology Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Technology Select Sector SPDR® Fund is subject to risks associated with the technology sector. All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The price and performance of each basket component may not completely track the performance of its underlying index or its net asset value per share. The basket components do not fully replicate the underlying indices that they seek to track and may hold securities different from those included in their underlying indices. In addition, the performance of the basket components reflect additional transaction costs and fees that are not included in the calculation of their underlying indices. All of these factors may lead to a lack of correlation between the performance of the basket components and their underlying indices. In addition, corporate actions with respect to the equity securities constituting the basket components or held by the basket components (such as mergers and spin-offs) may impact the variance between the performance of the basket components and their underlying indices. Finally, because the basket components are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market values of the basket components may differ from its net asset value per share.

During periods of market volatility, securities underlying the basket components may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per shares of the basket components and the liquidity of the basket components may be adversely affected. This kind of market volatility may also disrupt the ability of market

January 2022	PS-11

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

participants to create and redeem shares of the basket components. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the basket components. As a result, under these circumstances, the market values of the basket components may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the basket components might not correlate with the performance of their underlying indices and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Even if a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of a basket component unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of such basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of such basket component by the amount of the dividend per share. If a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of a basket component. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of such basket component would not.

▪	The securities may become linked to shares of issuers other than the basket components upon the occurrence of a reorganization event or upon the delisting of the shares of such basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of the shares of such basket component to receive shares of other entities, the shares of such other entities will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of a basket component are delisted, or such basket component is otherwise terminated, the calculation agent may, in its sole discretion, select shares of other ETFs to be the applicable basket components. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	Changes made by the sponsor of a basket component may affect the basket component. We are not affiliated with the investment adviser to any ETF or with the sponsor of any ETF underlying index. Changes that affect the basket components may affect the value of your securities. The sponsor of a basket component may add, delete or substitute the securities that constitute the basket component or make other methodological changes that could affect the level of the basket component. We are not affiliated with any such sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the price of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the applicable basket components or in the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

January 2022	PS-12

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the basket components, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of a basket component, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2022	PS-13

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from January 3, 2012 to January 19, 2022, assuming that the basket was created on January 3, 2012 with the same basket components and corresponding weights and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates. We obtained these closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance January 3, 2012 to January 19, 2022

Information About the Basket Components

Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance.

The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Financial Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Financial Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLF.”

January 2022	PS-14

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Financial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Financial Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Financial Select Sector SPDR® Fund or other securities of the Financial Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Financial Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Financial Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Financial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Financial Select Sector SPDR® Fund.

Historical Information

The closing price of the Financial Select Sector SPDR® Fund on January 19, 2022 was $39.25.

The graph below shows the closing prices of the Financial Select Sector SPDR® Fund for each day such price was available from January 3, 2012 to January 19, 2022. The table that follows shows the high and low closing prices of, and dividends paid on, the Financial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the Financial Select Sector SPDR® Fund shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the Financial Select Sector SPDR® Fund as an indication of future performance.

When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks prior to September 16, 2016 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past.” The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 16, 2016, the same composition of stocks as it includes after that date.

Financial Select Sector SPDR® Fund – Historical Closing Prices January 3, 2012 to January 19, 2022

January 2022	PS-15

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Financial Select Sector SPDR® Fund	High	Low	Dividends
2012
First Quarter	$12.9679	$10.7998	$0.04978
Second Quarter	$12.9192	$10.8567	$0.06782
Third Quarter	$13.2196	$11.5469	$0.00000
Fourth Quarter	$13.5526	$12.3102	$0.06611
2013
First Quarter	$14.998	$13.6825	$0.16613
Second Quarter	$16.3784	$14.4783	$0.00000
Third Quarter	$16.9468	$15.7612	$0.15770
Fourth Quarter	$17.7507	$15.8912	$0.10115
2014
First Quarter	$18.2541	$16.6707	$0.08285
Second Quarter	$18.5952	$17.2797	$0.08961
Third Quarter	$19.3341	$17.9943	$0.09836
Fourth Quarter	$20.3329	$17.8969	$0.12611
2015
First Quarter	$20.0812	$18.6845	$0.09072
Second Quarter	$20.5197	$19.5615	$0.11014
Third Quarter	$20.7714	$18.0917	$0.11347
Fourth Quarter	$20.1624	$18.4084	$0.14984
2016
First Quarter	$19.0499	$15.9886	$0.12300
Second Quarter	$19.3585	$17.4178	$0.12110
Third Quarter	$19.9513	$18.1729	$0.11439
Fourth Quarter	$23.75	$19.21	$0.10675
2017
First Quarter	$25.24	$22.95	$0.08790
Second Quarter	$24.69	$22.90	$0.09306
Third Quarter	$25.86	$23.88	$0.10322
Fourth Quarter	$28.22	$26.05	$0.12828
2018
First Quarter	$30.17	$26.82	$0.10456
Second Quarter	$28.34	$26.36	$0.11897
Third Quarter	$28.98	$26.48	$0.12750
Fourth Quarter	$28.19	$22.31	$0.14495
2019
First Quarter	$26.90	$23.48	$0.13466
Second Quarter	$28.07	$26.01	$0.13946
Third Quarter	$28.69	$25.98	$0.14427
Fourth Quarter	$30.94	$26.78	$0.15629
2020
First Quarter	$31.17	$17.66	$0.15930
Second Quarter	$26.74	$19.55	$0.15160
Third Quarter	$25.49	$22.68	$0.13528
Fourth Quarter	$29.48	$23.61	$0.15201
2021
First Quarter	$34.77	$28.95	$0.15123
Second Quarter	$38.47	$34.47	$0.13930
Third Quarter	$39.00	$35.11	$0.16203
Fourth Quarter	$40.62	$37.54	$0.18441
2022
First Quarter (through January	$41.42	$39.25	$0.00000

January 2022	PS-16

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

19, 2022)

Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Health Care Select Sector Index. The S&P Health Care Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the health care sector. The Health Care Select Sector Index includes companies in the following six industries: (i) health care equipment and supplies, (ii) health care providers and services, (iii) health care technology, (iv) biotechnology, (v) pharmaceuticals and (vi) life sciences tools and services.

The Health Care Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Health Care Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Health Care Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLV.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Energy Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Health Care Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Health Care Select Sector SPDR® Fund or other securities of the Health Care Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Health Care Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Health Care Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Health Care Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Health Care Select Sector SPDR® Fund.

Historical Information

The closing price of the Health Care Select Sector SPDR® Fund on January 19, 2022 was $131.65.

The graph below shows the closing prices of the Health Care Select Sector SPDR® Fund for each day such price was available from January 3, 2012 to January 19, 2022. The table that follows shows the high and low closing prices of, and dividends paid on, the Health Care Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the Health Care Select Sector SPDR® Fund shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the Health Care Select Sector SPDR® Fund as an indication of future performance.

January 2022	PS-17

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Health Care Select Sector SPDR® Fund – Historical Closing Prices January 3, 2012 to January 19, 2022

Health Care Select Sector SPDR® Fund	High	Low	Dividends
2012
First Quarter	$37.59	$34.97	$0.18649
Second Quarter	$38.00	$35.53	$0.19866
Third Quarter	$40.31	$37.40	$0.00000
Fourth Quarter	$41.35	$38.64	$0.19850
2013
First Quarter	$45.95	$40.65	$0.41304
Second Quarter	$49.62	$46.07	$0.00000
Third Quarter	$52.04	$47.57	$0.42513
Fourth Quarter	$55.47	$49.87	$0.22500
2014
First Quarter	$60.12	$54.86	$0.20465
Second Quarter	$61.23	$55.71	$0.22617
Third Quarter	$65.27	$59.82	$0.23082
Fourth Quarter	$71.04	$60.21	$0.25973
2015
First Quarter	$74.88	$68.02	$0.20845
Second Quarter	$76.45	$71.68	$0.26141
Third Quarter	$77.22	$64.29	$0.26072
Fourth Quarter	$72.99	$66.86	$0.30282
2016
First Quarter	$71.07	$63.52	$0.23670
Second Quarter	$72.65	$68.32	$0.28521
Third Quarter	$75.61	$71.38	$0.27850
Fourth Quarter	$72.20	$66.02	$0.30542
2017

January 2022	PS-18

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

First Quarter	$76.59	$69.07	$0.27384
Second Quarter	$80.59	$73.44	$0.30782
Third Quarter	$83.36	$78.00	$0.30476
Fourth Quarter	$83.98	$80.72	$0.33055
2018
First Quarter	$91.54	$79.67	$0.29967
Second Quarter	$85.61	$79.55	$0.31601
Third Quarter	$95.15	$83.72	$0.36708
Fourth Quarter	$95.87	$80.70	$0.37954
2019
First Quarter	$92.95	$83.47	$0.34089
Second Quarter	$93.73	$85.78	$0.39837
Third Quarter	$94.40	$88.76	$0.37950
Fourth Quarter	$103.11	$87.95	$0.42189
2020
First Quarter	$104.73	$74.62	$1.04752
Second Quarter	$103.92	$85.21	$0.42481
Third Quarter	$109.44	$100.71	$0.41836
Fourth Quarter	$113.44	$101.66	$0.46434
2021
First Quarter	$118.50	$110.80	$0.39747
Second Quarter	$126.03	$116.39	$0.48083
Third Quarter	$136.85	$127.07	$0.46654
Fourth Quarter	$141.49	$125.34	$0.52752
2022
First Quarter (through January 19, 2022)	$139.44	$131.65	$0.00000

January 2022	PS-19

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Industrial Select Sector SPDR® Fund

The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Industrial Select Sector Index. The Industrial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the industrials sector. The Industrial Select Sector Index includes companies in the following fourteen industries: (i) aerospace and defense, (ii) industrial conglomerates, (iii) marine, (iv) transportation infrastructure, (v) machinery, (vi) road and rail, (vii) air freight and logistics, (viii) commercial services and supplies, (ix) professional services, (x) electrical equipment, (xi) construction and engineering, (xii) trading companies and distributors, (xiii) airlines and (xiv) building products.

The Industrial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Industrial Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Industrial Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLI.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Industrial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Industrial Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Industrial Select Sector SPDR® Fund or other securities of the Industrial Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Industrial Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Industrial Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Industrial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Industrial Select Sector SPDR® Fund.

Historical Information

The closing price of the Industrial Select Sector SPDR® Fund on January 19, 2022 was $103.46.

The graph below shows the closing price of the Industrial Select Sector SPDR® Fund for each day such price was available from January 3, 2012 to January 19, 2022. The table that follows shows the high and low closing prices of, and dividends paid on, the Industrial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the Industrial Select Sector SPDR® Fund shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the Industrial Select Sector SPDR® Fund as an indication of future performance.

January 2022	PS-20

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Industrial Select Sector SPDR® Fund – Historical Closing Prices January 3, 2012 to January 19, 2022

Industrial Select Sector SPDR® Fund	High	Low	Dividends
2012
First Quarter	$38.15	$34.49	$0.17682
Second Quarter	$37.66	$33.34	$0.16371
Third Quarter	$37.76	$34.21	$0.00000
Fourth Quarter	$38.46	$35.40	$0.23960
2013
First Quarter	$42.12	$38.64	$0.46185
Second Quarter	$44.36	$40.17	$0.00000
Third Quarter	$47.76	$42.61	$0.43489
Fourth Quarter	$52.26	$45.41	$0.25865
2014
First Quarter	$53.00	$48.64	$0.22449
Second Quarter	$55.59	$50.90	$0.24965
Third Quarter	$54.75	$51.40	$0.25732
Fourth Quarter	$57.50	$49.54	$0.31558
2015
First Quarter	$58.16	$54.37	$0.26071
Second Quarter	$57.22	$54.03	$0.27776
Third Quarter	$54.94	$48.83	$0.28092
Fourth Quarter	$55.40	$49.78	$0.31874
2016
First Quarter	$55.82	$48.02	$0.28282
Second Quarter	$57.16	$53.10	$0.30718
Third Quarter	$59.08	$55.67	$0.31153
Fourth Quarter	$64.05	$56.42	$0.38422
2017

January 2022	PS-21

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

First Quarter	$66.97	$62.59	$0.29670
Second Quarter	$69.10	$64.02	$0.32359
Third Quarter	$71.00	$67.15	$0.31588
Fourth Quarter	$75.81	$70.23	$0.40171
2018
First Quarter	$80.66	$72.74	$0.30728
Second Quarter	$76.59	$71.26	$0.30164
Third Quarter	$80.00	$71.56	$0.38383
Fourth Quarter	$79.60	$60.34	$0.39238
2019
First Quarter	$76.60	$62.77	$0.42773
Second Quarter	$78.75	$72.05	$0.33742
Third Quarter	$79.35	$72.89	$0.41455
Fourth Quarter	$82.50	$74.07	$0.40335
2020
First Quarter	$85.23	$48.77	$0.39577
Second Quarter	$76.29	$56.34	$0.30634
Third Quarter	$79.90	$67.14	$0.30528
Fourth Quarter	$89.65	$74.87	$0.36589
2021
First Quarter	$98.77	$84.77	$0.29564
Second Quarter	$105.53	$98.78	$0.31433
Third Quarter	$105.53	$97.84	$0.32310
Fourth Quarter	$107.12	$98.64	$0.38500
2022
First Quarter (through January 19, 2022)	$107.05	$103.46	$0.00000

January 2022	PS-22

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following six industries: (i) technology hardware, storage, and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components. Prior to September 2018, the Technology Select Sector Index also included companies in the communication services sector in the following three industries: (i) media, (ii) entertainment, (iii) and interactive media & services. The Technology Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Technology Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Technology Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Technology Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Technology Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Technology Select Sector SPDR® Fund or other securities of the Technology Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Technology Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Technology Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Technology Select Sector SPDR® Fund.

Historical Information

The closing price of the Technology Select Sector SPDR® Fund on January 19, 2022 was $159.52.

The graph below shows the closing prices of the Technology Select Sector SPDR® Fund for each day such price was available from January 3, 2012 to January 19, 2022. The table that follows shows the high and low closing prices of, and dividends paid on, the Technology Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the Technology Select Sector SPDR® Fund shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the Technology Select Sector SPDR® Fund as an indication of future performance.

January 2022	PS-23

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Technology Select Sector SPDR® Fund – Historical Closing Prices January 3, 2012 to January 19, 2022

Technology Select Sector SPDR® Fund	High	Low	Dividends
2012
First Quarter	$30.44	$25.81	$0.09640
Second Quarter	$30.48	$27.20	$0.10857
Third Quarter	$31.66	$27.90	$0.00000
Fourth Quarter	$31.05	$27.62	$0.12996
2013
First Quarter	$30.43	$29.21	$0.29197
Second Quarter	$32.20	$29.31	$0.00000
Third Quarter	$32.80	$30.75	$0.31297
Fourth Quarter	$35.74	$31.53	$0.17131
2014
First Quarter	$36.65	$34.09	$0.15732
Second Quarter	$38.42	$35.20	$0.17602
Third Quarter	$40.60	$38.42	$0.17376
Fourth Quarter	$42.49	$37.21	$0.21649
2015
First Quarter	$43.43	$39.90	$0.17343
Second Quarter	$43.78	$41.36	$0.19289
Third Quarter	$43.67	$37.70	$0.18343
Fourth Quarter	$44.57	$39.52	$0.21590
2016
First Quarter	$44.45	$38.71	$0.22023
Second Quarter	$44.70	$41.42	$0.21131
Third Quarter	$47.91	$43.15	$0.19557
Fourth Quarter	$49.17	$46.02	$0.21623
2017

January 2022	PS-24

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

First Quarter	$53.43	$48.79	$0.20524
Second Quarter	$57.44	$52.37	$0.22338
Third Quarter	$59.10	$54.34	$0.20922
Fourth Quarter	$65.13	$59.19	$0.23825
2018
First Quarter	$70.73	$62.01	$0.21775
Second Quarter	$72.38	$63.86	$0.25527
Third Quarter	$75.77	$69.26	$0.25437
Fourth Quarter	$75.93	$57.62	$0.26509
2019
First Quarter	$75.09	$58.89	$0.23338
Second Quarter	$78.96	$70.63	$0.27831
Third Quarter	$82.75	$75.75	$0.25270
Fourth Quarter	$91.92	$78.28	$0.29467
2020
First Quarter	$102.79	$70.40	$0.37148
Second Quarter	$104.63	$76.54	$0.28052
Third Quarter	$127.03	$104.66	$0.24653
Fourth Quarter	$130.52	$110.86	$0.29764
2021
First Quarter	$138.59	$125.83	$0.27315
Second Quarter	$147.82	$131.31	$0.25949
Third Quarter	$159.70	$147.91	$0.27286
Fourth Quarter	$176.65	$148.06	$0.31654
2022
First Quarter (through January 19, 2022)	$175.52	$159.52	$0.00000

January 2022	PS-25

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

January 2022	PS-26

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.175 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is

January 2022	PS-27

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Four Underliers Due March -----, 2023 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2022 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

January 2022	PS-28